Exhibit 4.9.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to the Credit Agreement (as defined below), dated as of June 19, 2006 (this “Amendment No. 1"), is entered into by and among CEMEX, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (the “Borrower”), CEMEX MÉXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States, EMPRESAS TOLTECA DE MÉXICO, S.A. de C.V., a sociedad anonima de capital variable organized and existing pursuant to the laws of the United Mexican States (each a “Guarantor” and together, the “Guarantors”), the several Lenders party hereto, BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent, BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as Joint Lead Arranger and Joint Bookrunner and CITIGROUP GLOBAL MARKETS INC., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner.

RECITALS

A.    Borrower, the Guarantors, the Administrative Agent, the several Lenders party thereto, Barclays Bank PLC, The New York Branch, as Administrative Agent, Barclays Capital, The Investment Banking Division of Barclays Bank PLC, as Joint Lead Arranger and Joint Bookrunner, and Citigroup Global Markets Inc., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner, are parties to that certain senior secured credit facility, dated as of May 31, 2005 (as now or hereafter amended, restated or otherwise modified, the "Credit Agreement").

B.    Borrower has requested that the Administrative Agent and the Lenders consent to the following amendment to the Credit Agreement.

C.    This Amendment No. 1 shall constitute a Transaction Document and these Recitals shall be construed as part of this Amendment No. 1.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, Borrower by Lenders, the Borrower, the Administrative Agent, and the Lenders hereby agree as follows:

1.            Definitions. Except to the extent otherwise specified herein, capitalized terms used in this Amendment No. 1 shall have the same meanings ascribed to them in the Credit Agreement and Exhibits thereto.

2.	Amendments.

2.1        The definition for “Applicable Margin” in Section 1.01 of the Credit Agreement shall be deleted and replaced in its entirety with the following language:

““Applicable Margin” means, at any date, the applicable margin set forth below based upon the Borrower’s Consolidated Net Debt/EBITDA Ratio (it being understood that measurement of the Consolidated Net Debt/EBITDA Ratio as of the most recent Measurement Date is sufficient for this purpose):

	Applicable Margin
Consolidated Net Debt/EBITDA Ratio	Base Rate Loans	LIBOR Loans	Euribor Loans
3.00 to 1 or greater	0.40%	0.40%	0.40%
Less than 3.00 to 1, but greater than or equal to 2.50 to 1	0.35%	0.35%	0.35%
Less than 2.50 to 1, but greater than or equal to 2.00 to 1	0.30%	0.30%	0.30%
Less than 2.00 to 1	0.25%	0.25%	0.25%

.”

2.2	The following definitions will be added to Section 1.01:

““Loan Extension Request Date” has the meaning specified in Section 3.13.

“Loan Extension Consent” has the meaning specified in Section 3.13.

“Loan Extension Consent Date” has the meaning specified in Section 3.13.”

2.3        A new Section 3.13 shall be added to the Credit Agreement to read as follows:

“3.13	Loan Extension.

(i)           Extension of Termination Date of Loan. The Borrower may, within 60 days, but not less than 45 days prior to June 6, 2007 (the “Extension Request Date”), by notice to the Administrative Agent, make written request of the Lenders to extend the Termination Date for an additional period of one (1) year. The Administrative Agent will give prompt notice to each of the Lenders of its receipt of any such request for extension of the Termination Date. Each Lender shall make a determination not later than 30 days prior to the Extension Request Date (the “Extension Consent Date”) as to whether or not it will agree to extend the Termination Date as requested (such approval of extension shall be an “Extension Consent”); provided, however, that failure by any Lender to make a timely response to the Borrower’s request for extension of the Termination Date shall be deemed to constitute a refusal by such Lender to extension of the Termination Date.

(ii)          Lender Not Consenting. If by any Extension Consent Date the Borrower and the Administrative Agent have not received an Extension Consent from any Lender, the Termination Date, as it relates to such Lender, shall not be extended, the Commitment of such Lender shall terminate on the Termination Date applicable to it and any Loans made by such Lender and all accrued and unpaid interest thereon shall be due and payable on such Termination

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Date. Upon the termination of the Commitment of any such Lender, unless this Agreement is amended as provided in Section 3.13(iv), the aggregate amount of the Commitments shall be reduced by the amount of such terminated Commitment, and the Commitment Percentage of each other Lender shall be adjusted to that percentage obtained by dividing the Commitment of such Lender by the aggregate amount of the Commitments after giving effect to such reduction as provided in the definition of “Commitment Percentage” unless an Additional Lender is added as provided in Section 3.13 (iv).

(iii)         Other Lenders. No refusal by any one Lender to consent to any extension of the Termination Date shall affect the extension of the Termination Date as it may relate to the Commitment and Loans of any Lender that consents to such extension as provided in Section 3.13(i), and one or more Lenders may consent to the extension of the Termination Date as it relates to them notwithstanding any refusal by any other Lenders so to consent.

(iv)       Additional Lender or Lenders. If any Lender does not deliver an Extension Consent as provided in Section 3.13(i), upon the expiration of the Commitment of such Lender, or upon its termination as provided in Section 3.13(iv), the Borrower may with the approval of the Administrative Agent amend this Agreement as provided in Section 13.02 and 13.06 to add one or more other Lenders as parties, with such Commitment or Commitments as may be agreed to by the Administrative Agent and such other Lender or Lenders; provided that such additions do not increase the aggregate amount of the Commitments to an amount greater than the aggregate amount of Commitments in effect immediately before such expiration or termination.

(v)          Notice. The Administrative Agent shall promptly advise each Lender of any change in Commitment Percentages and shall promptly provide each of the Lenders with a copy of any amendment made pursuant to Section 3.13(iv).”

3.            Representations and Warranties. The Borrower and Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders that:

3.1.        The representations and warranties contained in the Credit Agreement are true and correct as of the date of this Amendment No. 1.

3.2.        The execution, delivery and performance by the Borrower and the other Credit Parties of this Amendment No. 1 has been duly authorized by all necessary corporate action, and this Amendment No. 1 constitutes the legal, valid and binding obligation of the Borrower and Credit Parties enforceable against the Borrower and Credit Parties in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or to general principles of equity.

3.3.        The execution, delivery and performance of this Amendment No. 1 does not, and will not, contravene or conflict with any provision of (i) law, (ii) any judgment, decree or order, or (iii) the certificate or articles of incorporation or by-laws or other constituent documents of the Borrower and Credit Parties, and does not, and will not, contravene or conflict

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with, or cause any Lien to arise under, any provision of any indenture, agreement, mortgage, lease, instrument or other document binding upon or otherwise affecting the Borrower and Credit Parties or any property of the Borrower and Credit Parties.

3.4.         No Default or Event of Default exists under the Credit Agreement or any other Transaction Document or will exist after or be triggered by the execution, delivery and performance of this Amendment No. 1. In addition, the Borrower and Credit Parties hereby represents, warrants and reaffirms that the Credit Agreement and each of the other Transaction Documents remains in full force and effect.

4.            Conditions Precedent to Effectiveness. The effectiveness of the amendments set forth in Section 2 hereof are in each instance subject to the satisfaction of each of the following conditions precedent:

4.1.        Amendment No. 1. This Amendment No. 1 shall have been duly executed and delivered by the Borrowers, the Administrative Agent and Lenders.

4.2.         No Default. No Default or Event of Default shall have occurred and be continuing or would result from the effectiveness of this Amendment No. 1.

4.3.         Opinion. The Administrative Agent and the Lenders shall have received opinions from the Borrower’s General Counsel, with respect to this Amendment No. 1 in form and substance acceptable to Agent.

4.4.        Miscellaneous. Agent and Lenders shall have received such other agreements, instruments and documents as Agent or Lenders may reasonably request.

5.            Reference to and Effect Upon the Credit Agreement and other Transaction Documents.

5.1.         Full Force and Effect. Except as specifically provided herein, the Credit Agreement, the Notes and each other Transaction Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower.

5.2.         No Waiver. The execution, delivery and effect of this Amendment No. 1 shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition (except as specifically provided herein) of the Credit Agreement, the Notes or any other Transaction Document or (ii) prejudice any right, power or remedy which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Transaction Document.

5.3.         Certain Terms. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Transaction Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

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6.            Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier shall be as effective as delivery of a manually executed counterpart signature page to this Amendment No. 1.

7.            Costs and Expenses. As provided in the Credit Agreement, the Borrower shall pay the fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment No. 1 (including, without limitation, attorneys’ fees).

8.            GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.

9.            Headings. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the date first written above.

CEMEX, S.A. DE C.V., as Borrower

By	/s/ Victor Manuel Naranjo Bandala
	Name:	Victor Manuel Naranjo Bandala
	Title:	Treasury Director

[Amendment $1.2 bil Facility]

CEMEX MÉXICO, S.A. DE C.V., as Guarantor

By	/s/ Victor Manuel Naranjo Bandala
	Name:	Victor Manuel Naranjo Bandala
	Title:	Treasury Director

[Amendment $1.2 bil Facility]

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V., as Guarantor

By	/s/ Victor Manuel Naranjo Bandala
	Name:	Victor Manuel Naranjo Bandala
	Title:	Treasury Director

[Amendment $1.2 bil Facility]

BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent and a Lender

By	/s/ Rose Mary Perez
	Name:	Rose Mary Perez
	Title:	Associate Director

[Amendment $1.2 bil Facility]

BARCLAYS CAPITAL, THE INVESTMENT BANKING DIVISION OF BARCLAYS BANK PLC, as Joint Lead Arranger and Joint Bookrunner

By	/ s/ Rose Mary Perez
	Name:	Rose Mary Perez
	Title:	Associate Director

[Amendment $1.2 bil Facility]

CITIGROUP GLOBAL MARKETS INC., as Documentation Agent, Joint Lead Arranger and Joint Bookrunner

By	/s/ Carlos Corona
	Name:	Carlos Corona
	Title:	Director

[Amendment $1.2 bil Facility]

CITIBANK, N.A. NASSAU, BAHAMAS BRANCH, as a Lender

By	/s/ L. Munroe
	Name:	L. Munroe
	Title:	Attorney-in-Fact

[Amendment $1.2 bil Facility]

BANCO SANTANDER CENTRAL HISPANO, S.A., NEW YORK BRANCH, as a Lender

By	/s/ Ruben Perez-Romo
	Name:	Ruben Perez-Romo
	Title:	Vice President

By	/s/ Carlos F. De Paula
	Name:	Carlos F. De Paula
	Title:	Executive Director

[Amendment $1.2 bil Facility]

THE BANK OF NOVA SCOTIA, as a Lender

By	/s/ Stephen Guthrie
	Name:	Stephen Guthrie
	Title:	Vice-President

[Amendment $1.2 bil Facility]

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., GRAND CAYMAN BRANCH, as a Lender

By	/s/ Jay Levit
	Name:	Jay Levit
	Title:	Vice President

By	/s/ Hector Villegas
	Name:	Hector Villegas
	Title:	Vice President

[Amendment $1.2 bil Facility]

BNP PARIBAS PANAMA BRANCH, as a Lender

By	/s/ Jorge Dixon
	Name:	Jorge Dixon
	Title:	Executive Vice President

By	/s/ Nair Gonzalez
	Name:	Nair Gonzalez
	Title:	Senior Vice President

[Amendment $1.2 bil Facility]

CALYON NEW YORK BRANCH, as a Lender

By	/s/ Jesus Tueme
	Name:	Jesus Tueme
	Title:	Managing Director

By	/s/ Marcello Peixoto
	Name:	Marcello Peixoto
	Title:	Director

[Amendment $1.2 bil Facility]

ING BANK N.V., as a Lender

By	/s/ J. van Steenderen
	Name:	J. van Steenderen
	Title:	General Manager

By	/s/ A.A. Felipa-Ventura
	Name:	A.A. Felipa-Ventura
	Title:	Manager Credit Administration

[Amendment $1.2 bil Facility]

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Kathleen Reedy
	Name:	Kathleen Reedy
	Title:	Managing Director

[Amendment $1.2 bil Facility]

BAYERISCHE LANDESBANK, as a Lender

By	/s/ Michael Jakob
	Name:	Michael Jakob
	Title:	First Vice President

By	/s/ Norman McClave
	Name:	Norman McClave
	Title:	First Vice President

[Amendment $1.2 bil Facility]

FORTIS CAPITAL CORP., as a Lender

By	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Senior Vice President

By	/s/ Junichi Ogasawara
	Name:	Junichi Ogasawara
	Title:	Vice President

[Amendment $1.2 bil Facility]

HSBC BANK PLC SURCURSAL EN ESPANA, as a Lender

By	/s/ Francisco Neira
	Name:	Francisco Neira
	Title:	Director

[Amendment $1.2 bil Facility]

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By	s/ Antonio Casteleiro
	Name:	Antonio Casteleiro
	Title:	Senior Director

By	/s/ Guillermo Poggio
	Name:	Guillermo Poggio
	Title:	Associate Director

[Amendment $1.2 bil Facility]

SOCIETE GENERALE, as a Lender

By	/s/ Alejandro Garcia
	Name:	Alejandro Garcia
	Title:	Vice President

[Amendment $1.2 bil Facility]

BANK OF AMERICA, N.A., as a Lender

By	/s/ Emilio Arriaga
	Name:	Emilio Arriaga
	Title:	Attorney-in-Fact

[Amendment $1.2 bil Facility]

THE BANK OF TOKYO-MITSUBISHI, LTD., as a Lender

By	/s/ Pamela D. Price
	Name:	Pamela D. Price
	Title:	Vice President & Manager

[Amendment $1.2 bil Facility]

JPMORGAN CHASE BANK NEW YORK, as a Lender

By	/s/ Linda Meyer
	Name:	Linda Meyer
	Title:	Vice President

[Amendment $1.2 bil Facility]

SANPAOLO IMI S.P.A., as a Lender

By	/s/ Barbara Bassi
	Name:	Barbara Bassi
	Title:	V.P.

By	/s/ Renato Carducci
	Name:	Renato Carducci
	Title:	G.M.

[Amendment $1.2 bil Facility]

BANCA MONTE DEI PASCHI DI SIENA S.P.A., as a Lender

By	/s/ Gennaro Miccoli
	Name:	Gennaro Miccoli
	Title:	Senior Vice President & General Manager

By	/s/ Brian R. Landy
	Name:	Brian R. Landy
	Title:	Vice President

CAJA MADRID MIAMI AGENCY, as a Lender

By	/s/ Gema Gámez
	Name:	Gema Gámez
	Title:	Capital Markets

By	/s/ Ricardo Benedé
	Name:	Ricardo Benedé
	Title:	Corporate Banking

[Amendment $1.2 bil Facility]

COMERICA BANK, as a Lender

By	/s/ Juan Carlos Sanchez
	Name:	Juan Carlos Sanchez
	Title:	Vice President

[Amendment $1.2 bil Facility]

KBC BANK, N.V., NEW YORK BRANCH, as a Lender

By
Name:
Title:

[Amendment $1.2 bil Facility]

MORGAN STANLEY BANK, as a Lender

By	/s/ Daniel Twenge
	Name:	Daniel Twenge
	Title:	Vice President

[Amendment $1.2 bil Facility]